UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022
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OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPTN	Nasdaq Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2022, OptiNose, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co., as representative of the underwriters listed therein (the “Underwriters”), in connection with a previously announced public offering (the “Offering”) of (i) 26,320,000 shares (the “Common Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a public offering price of $1.89 per Common Share and (ii) accompanying warrants to purchase 26,320,000 shares of Common Stock (the “Base Warrants”) at a public offering price of $0.01 per Warrant, in each case, less underwriting discounts and commissions.

In addition, the Company granted the Underwriters an option for a period of 30 days to purchase up to an additional 3,948,000 shares of Common Stock and/or warrants to purchase 3,948,000 shares of Common Stock (the “Option Warrants” and, together with the Base Warrants, the “Warrants”), each at the applicable public offering price, less underwriting discounts and commissions. The Underwriters exercised the option to purchase the Option Warrants on November 22, 2022.

The transactions contemplated by the Underwriting Agreement, including the exercise of the option to purchase the Option Warrants, closed on November 23, 2022.

The net proceeds from the Offering are expected to be approximately $47.0 million after deducting underwriting discounts and commissions and before offering expenses. The Company intends to use the proceeds from the Offering for working capital and general corporate purposes, including the commercialization of XHANCE, and the pursuit of a follow-on indication for XHANCE for the treatment of chronic sinusitis.

The Common Shares and the Base Warrants were issued separately but could only be purchased together in the Offering. The Offering was made pursuant to a prospectus supplement dated November 21, 2022 and an accompanying prospectus dated August 31, 2021, pursuant to a Registration Statement (No. 333-258707) on Form S-3, which was filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 11, 2021 and declared effective by the SEC on August 31, 2021.

Each Warrant has an exercise price of $2.565 per share of Common Stock (subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock) and is exercisable until the expiration date, which is the fifth anniversary of the date of issuance (i.e., November 23, 2027). After such date, any unexercised Warrants will expire and have no further value. If the Company issues or sells, or is deemed pursuant to the terms of the Warrants to have issued or sold, any shares of Common Stock (excluding certain issuances defined in the Warrants as excluded issuances) for a price per share less than the exercise price of the Warrants in effect immediately prior to such issuance or sale or deemed issuance or sale (such event, a “dilutive issuance”), then immediately after such dilutive issuance the exercise price then in effect of the Warrants shall be reduced to the price of the shares of Common Stock issued in the dilutive issuance.

A holder of Warrants will not have the right to exercise any portion of a Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or on election of such holder, prior to the issuance of any Warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants; provided, however, such holder may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to the Company.

There is currently no trading market for the Warrants and a trading market is not expected to develop. The Company does not intend to list the Warrants on any securities exchange or nationally recognized trading system.

In the event of a fundamental transaction, as defined in the Warrants, a holder of Warrants will be entitled to receive upon exercise of such Warrants the kind and amount of securities, cash or other property that such holder would have received had it exercised such Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, a holder of Warrants will have the right to require the Company to repurchase such Warrants for cash at the Black Scholes Value (as defined in the Warrants).

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

On November 23, 2022, the Company also entered into a warrant agency agreement with the Company’s registrar and transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), which will act as warrant agent for the Company, setting forth certain terms and conditions with respect to Broadridge’s service as warrant agent for the Warrants (the “Warrant Agency Agreement”).

The foregoing summaries of the Underwriting Agreement, the form of Warrant and the Warrant Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, reference to the full text of the documents, which are attached as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Hogan Lovells US LLP, counsel to the Company, delivered an opinion as to legality of the issuance and sale of the securities in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 8.01 Other Events.

Upon the closing of the Offering, the Company had 109,840,471 shares of Common Stock outstanding.

The Company issued press releases announcing the launch and pricing of the Offering on November 21, 2022. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.
1.1	Underwriting Agreement, dated November 21, 2022, by and between OptiNose, Inc. and Piper Sandler & Co.
4.1	Form of Warrant
4.2	Warrant Agency Agreement, dated November 23, 2022, by and between OptiNose, Inc. and Broadridge Corporate Issuer Solutions, Inc.
5.1	Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1)
99.1	Press Release issued by OptiNose, Inc., dated November 21, 2022
99.2	Press Release issued by OptiNose, Inc., dated November 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Michael F. Marino
Michael F. Marino
Chief Legal Officer
Date: November 23, 2022